Exhibit 99

                       Information Regarding Joint Filers

Designated Filer of Form 4:                 Daniel Zeff

Date of Earliest Transaction Required to be Reported:          December 6, 2007

Issuer Name and Ticker Symbol:      Commerce Energy Group Inc. (EGR)

Names:            Zeff Holding Company, LLC, Zeff Capital Partners I, L.P.
                  and Spectrum Galaxy Fund Ltd.

Address:          50 California Street
                  Suite 1500
                  San Francisco, CA 94111



Signatures:

The undersigned, Zeff Holding Company, LLC, Zeff Capital Partners I, L.P. and Spectrum Galaxy Fund Ltd., are jointly filing the attached Statement of Changes in Beneficial Ownership of Securities on Form 4 with Daniel Zeff with respect to the beneficial ownership of securities of Commerce Energy Group Inc.

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
ZEFF HOLDING COMPANY, LLC                    ZEFF CAPITAL PARTNERS I, L.P                         SPECTRUM GALAXY FUND LTD.

                                             By:  Zeff Holding Company, LLC, as general partner


By:                                       By:                                                By:
    ----------------------------------       ----------------------------------------            ----------------------------------
    Name:  Daniel Zeff                       Name:  Daniel Zeff                               Name:  Dion R. Friedland
    Title:     Manager                       Title:     Manager                               Title:     Director


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